   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2001

                                                      REGISTRATION NO. 333-62602
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ----------

                             RADIOSHACK CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                               5731                     75-1047710
(State or other jurisdiction of    (Primary Standard Industrial      (IRS Employer
 Incorporation or organization)     Classification Code Number)   Identification No.)

                                 ----------

                                                          MARK C. HILL, ESQ.
                                                        SENIOR VICE PRESIDENT,
                                                CORPORATE SECRETARY AND GENERAL COUNSEL
          RADIOSHACK CORPORATION                        RADIOSHACK CORPORATION
    100 THROCKMORTON STREET, SUITE 1800           100 THROCKMORTON STREET, SUITE 1800
          FORT WORTH, TEXAS 76102                       FORT WORTH, TEXAS 76102
           TEL. (817) 415-3700                            TEL. (817) 415-3700
(Address, including zip code, and telephone    (Name and address, including zip code, and
number, including area code, of registrant's   telephone number, including area code, of
         principal executive offices)                       agent for service)

                                 ----------

                          Copies of communications to:

                              ROBERT R. KIBBY, ESQ.
                            GARRETT A. DEVRIES, ESQ.
                              HAYNES AND BOONE, LLP
                           901 MAIN STREET, SUITE 3100
                               DALLAS, TEXAS 75202
                                 (214) 651-5000

                                 ----------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC:  Completed.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  -----------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ----------

                                 ----------

                                           CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
         TITLE OF EACH CLASS                 AMOUNT TO BE           OFFERING PRICE      AGGREGATE OFFERING            AMOUNT OF
   OF SECURITIES TO BE REGISTERED             REGISTERED             PER UNIT (1)            PRICE (1)            REGISTRATION FEE
---------------------------------            ------------          ----------------     ------------------        -----------------
7 3/8% Notes due 2011.................            (1)                    (1)                    (1)                      (1)
===================================================================================================================================

(1) The Registrant hereby de-registers $3,000,000 (not issued) of its $350,000,000 73/8% Notes due 2011, registered for issuance pursuant to the exchange offer contemplated by the Registration Statement which is amended hereby.

================================================================================

The section of the Registration Statement entitled Plan of Distribution is hereby amended and restated in its entirety to read as follows:


                              PLAN OF DISTRIBUTION

               A BROKER-DEALER MAY NO LONGER USE THIS PROSPECTUS IN CONNECTION WITH ITS RESALES OF NEW NOTES RECEIVED FOR ITS ACCOUNT IN EXCHANGE FOR OLD NOTES THAT WERE ACQUIRED BY THE BROKER-DEALER AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Worth, State of Texas, on the 17th day of October, 2001.


                                                RADIOSHACK CORPORATION


                                                By: /s/       *
                                                    ---------------------------
                                                    Chairman of the Board
                                                    and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of October, 2001.

                  Signature                                                             Title
                  ---------                                                             -----
         By: /s/             *                                                  Chairman of the Board,
         -----------------------------------                                    Chief Executive Officer and Director
         Leonard H. Roberts                                                     (Principal Executive Officer)

         /s/ MICHAEL D. NEWMAN                                                  Senior Vice President and
         -----------------------------------                                    Chief Financial Officer
         Michael D. Newman                                                      (Principal Financial Officer)

         /s/             *                                                      Vice President and
         -----------------------------------
         Richard L. Ramsey                                                      Controller (Principal
                                                                                Accounting Officer)

         /s/                                                                    Director
         -----------------------------------
         Frank J. Belatti

         /s/             *                                                      Director
         -----------------------------------
         Ronald E. Elmquist

         /s/                                                                    Director
         -----------------------------------
         Richard J. Hernandez

         /s/             *                                                      Director
         -----------------------------------
         Lawrence V. Jackson

         /s/             *                                                      Director
         -----------------------------------
         Robert J. Kamerschen

         /s/             *                                                      Director
         -----------------------------------
         Lewis F. Kornfeld, Jr.

         * By: /s/  Michael D. Newman
           ---------------------------------
         Michael D. Newman
         Attorney-in-Fact

         /s/             *                                                      Director
         -----------------------------------
         Jack L. Messman

         /s/             *                                                      Director
         -----------------------------------
         William G. Morton, Jr.

         /s/             *                                                      Director
         -----------------------------------
         Thomas G. Plaskett

         /s/             *                                                      Director
         -----------------------------------
         Alfred J. Stein

         /s/             *                                                      Director
         -----------------------------------
         William E. Tucker

         /s/             *                                                      Director
         -----------------------------------
         Edwina D. Woodbury

         * By: /s/  Michael D. Newman
           ---------------------------------
         Michael D. Newman
         Attorney-in-Fact